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                                                                    EXHIBIT 11.1


                    RUSH ENTERPRISES, INC. AND SUBSIDIARIES

           COMPUTATION OF NET INCOME AND PRO FORMA EARNINGS PER SHARE
              (in thousands, except per share amounts - unaudited)

                                                                      Three months ended      Year ended
                                                                          December 31,        December 31,
                                                                      ------------------  ------------------
                                                                        1996     1995       1996      1995
                                                                      ========  ========  ========  ========
PRIMARY EARNINGS PER SHARE CALCULATION

  Income from continuing operations                                   $  1,607  $  2,355  $  6,202  $  6,443
  Income from discontinued operations                                    - 0 -     - 0 -     - 0 -     1,561
                                                                      --------  --------  --------  --------

  Net income                                                          $  1,607  $  2,355  $  6,202  $  8,004
                                                                      ========  ========  ========  ========

  Weighted average number of common shares outstanding                   6,644     3,750     5,590     3,750
  Weighted average number of common share equivalents applicable
       to stock options                                                  - 0 -     - 0 -     - 0 -     - 0 -
                                                                      --------  --------  --------  --------

  Common shares and common share equivalents                             6,644     3,750     5,590     3,750
                                                                      ========  ========  ========  ========

  Earnings per share - Primary
      From continuing operations                                      $    .24  $    .63  $   1.11  $   1.72
      From discontinued operations                                       - 0 -     - 0 -     - 0 -       .41
                                                                      --------  --------  --------  --------

      Net income                                                      $    .24  $    .63  $   1.11  $   2.13
                                                                      ========  ========  ========  ========

FULLY-DILUTED EARNINGS PER SHARE CALCULATION

  Income from continuing operations                                   $  1,607  $  2,355  $  6,202  $  6,443
  Income from discontinued operations                                    - 0 -     - 0 -     - 0 -     1,561
                                                                      --------  --------  --------  --------

  Net income                                                          $  1,607  $  2,355  $  6,202  $  8,004
                                                                      ========  ========  ========  ========

  Weighted average number of common shares outstanding                   6,644     3,750     5,590     3,750
  Weighted average number of common share equivalents applicable
      to stock options                                                   - 0 -     - 0 -     - 0 -     - 0 -
                                                                      --------  --------  --------  --------

  Common shares and common share equivalents                             6,644     3,750     5,590     3,750
                                                                      ========  ========  ========  ========

  Earnings per share - Fully diluted (1)
      From continuing operations                                      $    .24  $    .63  $   1.11  $   1.72
      From discontinued operations                                       - 0 -     - 0 -     - 0 -       .41
                                                                      --------  --------  --------  --------

      Net income                                                      $    .24  $    .63  $   1.11  $   2.13
                                                                      ========  ========  ========  ========

      (1) This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

PRO FORMA EARNINGS PER SHARE

  Pro forma income from continuing operations after provision
     for income taxes                                                 $  1,460  $  5,268  $  3,995

  Weighted average shares of common stock outstanding                    3,750     5,338     3,750
  Pro forma shares issued at offering price to pay undistributed
     S corporation earnings                                                547       252       547
                                                                      --------  --------  --------

  Pro forma weighted average shares outstanding                          4,297     5,237     4,297
                                                                      --------  --------  --------

  Pro forma income from continuing operations per share               $    .34  $    .94  $    .75
                                                                      ========  ========  ========